                                                                                                EXHIBIT 99.1

BROADPOINT SECURITIES GROUP ANNOUNCES CHANGE IN DATE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

NEW YORK, N.Y.  May 8, 2009 - Broadpoint Securities Group, Inc. (NASDAQ:BPSG) today announced that it has elected to change the date of its Annual Meeting of Shareholders, originally scheduled for May 14, 2009.  The new date of the Annual Meeting is June 16, 2009 and the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and at any adjournment or postponement thereof, is May 5, 2009.   The Annual Meeting will be held at 10:00 A.M., local time, at the offices of the Company, 12 East 49th Street, 31st Floor, New York, New York 10017.

A definitive proxy statement containing important shareholder information about the proposals to be voted on at the Annual Meeting of Shareholders will be mailed to all holders of the Company’s common stock within the requisite time period. A preliminary form of that proxy statement has been filed with the Securities and Exchange Commission (the “SEC”) and is available, together with other relevant documents, at no charge from the SEC’s website at www.sec.gov.  The definitive proxy statement, once filed, will also be available at the SEC’s website at no charge.  Shareholders are urged to read the definitive proxy statement before submitting their vote.  Upon written request, the Company will provide to each shareholder, without charge, a copy of the Company’s definitive proxy statement and related documents, including the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2009.  Requests should be directed to us at 12 East 49th Street, 31st Floor, New York, New York 10017, Attention:  Corporate Secretary.  The Company, its officers and directors may be deemed to be participants in the solicitation of proxies with respect to certain of the proposals, and information regarding these individuals is and will be contained in the proxy statements referred to above.

About the Company

Broadpoint Securities Group, Inc. (NASDAQ: BPSG) is an independent investment bank that provides corporations and institutional investors with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. The Company offers a diverse range of products through the Debt Capital Markets, Investment Banking and Broadpoint DESCAP divisions of Broadpoint Capital, Inc., its Equity Capital Markets subsidiary, Broadpoint AmTech, and FA Technology Ventures Inc., its venture capital subsidiary. For more information, please visit www.bpsg.com.

Forward Looking Statements

This press release contains "forward-looking statements." These statements are not historical facts but instead represent the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. The Company's forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

FOR ADDITIONAL INFORMATION
PLEASE CONTACT:

Investor Contact:
Robert Turner
Chief Financial Officer
Broadpoint Securities Group, Inc.
212.273.7109

Media Contact:
Ray Young
Halldin Public Relations
916.781.0659
ray@halldinpr.com